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                                                                    EXHIBIT 3.39

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/16/2001
                                                          010079764 - 2868370

              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                              NUECES BAY ENERGY LLC

         NUECES BAY ENERGY LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

         1. The name of the limited liability company is NUECES BAY ENERGY LLC.

         2. The certificate of formation of the company is hereby amended by striking out Article 2 and Article 3 thereof and by substituting in lieu of said Articles the following new Articles:

         "2. The address of the registered office of the LLC in the state of Delaware is 9 East Loockerman Street, City Dover 19901, County of Kent"

         "3. The registered agent of the LLC within the state of Delaware is hereby changed to National Registered Agents, Inc."

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of January, 2001.

                                       NUECES BAY ENERGY LLC

                                       /s/ Lisa M. Bodensteiner
                                       -----------------------------------------
                                       Lisa M. Bodensteiner, Assistant Secretary